SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

          Date of Report (Date of earliest event reported) July 7, 2000



                                  COMARCO, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
               --------------------------------------------------
                 (State or other jurisdiction of incorporation)


         0-5449                                         95-2088894
 ----------------------                      --------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


2 Cromwell, Irvine, CA                                          92618
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (949) 599-7400



            1551 North Tustin Avenue, Suite 840, Santa Ana, CA 92705
            --------------------------------------------------------
             (Former name or address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Comarco, Inc. (the "Company") sold portions of its information technology and staffing business segments pursuant to two separate Asset Purchase Agreements to Science Applications International Corporation of San Diego, California and EWA Services, Inc. of Herndon, VA (the "Buyers"); the agreements dated as of July 7, 2000 and July 10, 2000, respectively.

Pursuant to the above referenced agreements, the Company transferred substantially all of the assets of its information technology government services business, for a combined purchase price of approximately $10.9 million. The purchase price is subject to a post-closing adjustment to be made within sixty days of closing. This adjustment will be based on any differences between the closing purchase price and the final purchase price which will be prepared for the Buyers' review within sixty days of closing, as well as post-closing collections of certain accounts receivables. The closing purchase price was negotiated by the Company and the Buyers. The Buyers assumed certain incurred liabilities of the information technology government services business in the ordinary course of business and certain liabilities arising under the assumed contracts.

At closing, the Company received approximately $5.3 million in cash which is being used to fund current operating activities including payment of certain liabilities not assumed by the Buyers; approximately $1.3 million is due six months after closing, including interest; and approximately $4.3 million is due as certain accounts receivables are collected which is expected to occur within ninety days of closing. The aforementioned amounts are subject to any adjustments from the preparation of the final purchase price statements as previously discussed.

A final transaction for the Company's airport services business is signed and is expected to close in the Company's third quarter.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreements executed by the Company and the Buyers, copies of which have been filed as exhibits hereto.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(b)      Pro Forma Financial Information

Included herein are the following unaudited pro forma financial information for the registrant:

Unaudited  Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2000

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets  (Unaudited)

(c)    Exhibits

2.1 Purchase Agreement among Comarco, Inc., Comarco Systems, Inc. and Science Applications International Corporation dated July 7, 2000

2.2 Purchase Agreement among Comarco, Inc., Comarco Systems, Inc. and EWA Services, Inc. and for purposes of Section 10.14 only, Electronic Warfare Associates, Inc. dated July 10, 2000.


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet gives effect to the sale by Comarco, Inc., (the "Company") of a portion of the assets of the Company's information technology and staffing services business segment in two separate Asset Purchase Agreements to Science Applications International Corporation of San Diego, California and EWA Services, Inc. of Herndon, VA (the "Buyers"); the agreements dated July 7, 2000 and July 10, 2000, respectively.

The unaudited pro forma condensed consolidated balance sheet has been prepared as if the sale was consummated on April 30, 2000.

The pro forma condensed consolidated balance sheet is presented for informational purposes only and does not purport to present the consolidated financial position of Comarco, Inc. and Subsidiaries had the sales in fact occurred on the date assumed nor does it represent a forecast of the consolidated financial position or results of operations for any future period. The pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements and accompanying notes of the Company contained in the Company's Annual Report on Form 10-K dated April 26, 2000.

                         COMARCO, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                               January 31           April 30           April 30
                                                                  2000               2000                2000
                                                               --------------   ----------------   ----------------
                                                                                                     (Pro Forma,
                                                                                                      see Notes
                                                                (Audited)        (Unaudited)          Unaudited)
Current assets:
   Cash and cash equivalents...............................    $   5,064        $   5,738           $    9,678
   Short-term investments..................................        3,721            3,329                3,329
   Accounts receivable, net................................        6,695            9,276                9,276
   Inventory...............................................        4,852            5,270                5,270
   Deferred tax asset......................................        2,908            2,908                2,908
   Net assets available for sale...........................        9,361            5,717                2,981
   Other current assets....................................        2,651            3,321                4,569
                                                               ---------        ---------           ----------

     Total current assets..................................       35,252           35,559               38,011

Property and equipment, net................................        2,763            3,276                3,276
Software development costs, net............................        5,839            6,329                6,329
Intangible assets, net.....................................        2,222            2,144                2,144
Other assets...............................................           72              777                  777
                                                               ---------        ---------           -----------
                                                               $  46,148        $  48,085           $   50,537
                                                               =========        =========           ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable.........................................   $     666        $     797           $      797
   Deferred revenue.........................................       3,077            2,765                2,765
   Accrued liabilities......................................       8,052            8,511               10,963
                                                               ---------        ---------           ----------

     Total current liabilities..............................      11,795           12,073               14,525

Deferred income taxes.......................................       2,599            2,599                2,599
Minority interest...........................................          --              114                  114

Stockholders' equity:
   Common stock,  $.10 par value,  33,750,000 shares
   authorized;  4,340,362 and 4,366,387 shares outstanding
   at January 31, 2000 and April 30, 2000, respectively....          434              437                  437
   Paid-in capital.........................................        4,692            5,244                5,244
   Accumulated other comprehensive income:
     Unrealized investment gains............................           3                3                    3
   Retained earnings........................................      26,625           27,615               27,615
                                                               ---------        ---------           -----------

   Total stockholders' equity.............................        31,754           33,299               33,299
                                                               ---------        ---------           -----------
                                                               $  46,148        $  48,085           $   50,537
                                                               =========        =========           ===========


See accompanying notes to condensed financial statements.

                        COMARCO, INC. AND SUBSIDIARIES
          NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

The pro forma Condensed Consolidated Balance Sheet was prepared using the latest available Form 10-Q, as of and for the quarter ended April 30, 2000. Key assumptions are:

Stockholders' Equity

No gain or loss on the sale has been reflected. A final transaction for the Company's airport services business is signed and is expected to close during the third quarter.

Net Assets Available for Sale

The net assets available for sale consists of the net assets of the Company's discontinued information technology and staffing services business segment. In July 1999, the Company announced that it was developing a plan to divest this business segment to concentrate all of its resources in growing its wireless communication products and services business segment. Three other disposition transactions were completed in the first quarter of fiscal year 2001, including the sale of its commercial staffing services business. The current transactions which are reflected in the pro forma condensed balance sheet, consists of sales of portions of its information technology and staffing business segments pursuant to two separate Asset Purchase Agreements to Science Applications International Corporation of San Diego, California and EWA Services, Inc. of Herndon, VA (the "Buyers"); the agreements dated as of July 7, 2000 and July 10, 2000, respectively. A final transaction for the Company's airport services business line is signed and is expected to close in the Company's third quarter.

Proceeds

Proceeds received at closing of approximately $5.3 million are being used to fund current operating activities including payment of liabilities not assumed by the Buyers.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                            COMARCO, Inc.




Dated: July 21, 2000
                                      /s/ DANIEL R. LUTZ
                                   ----------------------------
                                   By:  Daniel R. Lutz
                                        Vice President and
                                        Chief Financial Officer

                                    EXHIBIT INDEX


2.  Plan of acquisition, reorganization, arrangement, liquidation or succession

     2.1 Purchase Agreement among Comarco, Inc., Comarco Systems, Inc. and Science Applications International Corporation dated July 7, 2000

     2.2 Purchase Agreement among Comarco, Inc., Comarco Systems, Inc. and EWA Services, Inc. and for purposes of Section 10.14 only, Electronic Warfare Associates, Inc. dated July 10, 2000.